EXHIBIT 99.1

TF Financial Corporation Reports Second Quarter 2007 Results and Quarterly Dividend

NEWTOWN, Pa., July 26, 2007 (PRIME NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $1,037,000 ($0.38 per diluted share) for the second quarter of 2007, compared with $1,392,000 ($0.51 per diluted share) for the second quarter of 2006. Net income for the six month period ended June 30, 2007 was $2,435,000 ($0.89 per diluted share) compared with $2,647,000 ($0.98 per diluted share) for the first six months of 2006. The Company also announced that its Board of Directors declared a quarterly dividend of $0.20 per share, payable August 15, 2007 to shareholders of record on August 8, 2007.

Highlights for the current quarter included:

  *  Interest income decreased by 2.2% compared to the second quarter of 2006, consistent with the 2.8% decrease in average loans.
     However at quarter's end, total loans had surpassed $500.0 million, up 3.2% from year end 2006, and the Company continues to replace the loan payoffs that occurred after loans peaked at a record high of $517.9 million at June 30, 2006. In addition, interest income during the second quarter of 2007 was negatively impacted by a $111,000 addition to a reserve for delinquent loan interest as compared with the year earlier quarter.
  *  Total retail deposits, which exclude broker CD's, increased by
     2.1% to $483.1 million from $473.0 million at March 31, 2007 and by 3.2% from $468.0 million at June 30, 2006. However, retail deposit growth is not without its cost, as deposit interest expense increased by 65 basis points during the second quarter of
     2007 compared with the year earlier quarter, and by 10 basis points as compared with the first quarter of 2007.
  *  The Company's net interest margin was 3.25% during the quarter ended June 30, 2007 compared with 3.63% during the second quarter of 2006 and 3.37% during the first quarter of 2007, with the decreases reflecting mainly the increase in deposit interest cost.
  *  Non-performing loans increased by $2.2 million during the quarter mainly due to the addition of two real estate secured credits.
     One of these credits for $0.8 million was brought current
     subsequent to the end of the quarter. The Company is diligently working on each of the remaining non-performing loans at June 30,
     2007, all of which are real estate secured, to resolve the individual situations.
  *  Fee income increased by $105,000, and operating expenses decreased by $33,000 during the quarter compared with the prior year period.
  *  Dividends paid in the quarter were $0.20 per share, up 5.3% from the $0.19 per share paid during the second quarter of 2006.

Commenting on the performance of the company, President Kent C. Lufkin stated that, "At the risk of repeating myself, these are challenging times for the Company and community banks as a whole. We continue to endure a flat or inverted yield curve which contributes to the pressure on our net interest margin. This environment is exacerbated by an overly competitive frenzy for deposits resulting in rising funding costs. To combat these conditions Third Federal continues to introduce new products such as our investment services program and cash management sweep, while aggressively exploring cost savings and reductions. We are not standing still, waiting for change to occur, we are adapting in order to perform our best in the current environment."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 15 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

                          T F FINANCIAL CORPORATION
                       UNAUDITED FINANCIAL INFORMATION
                  (dollars in thousands except per share data)

                                          THREE MONTHS
                                          ------------          INC
                                     6/30/2007    6/30/2006    (DEC)
                                     ---------    ---------

 EARNINGS SUMMARY

  Interest income                    $   9,415    $   9,627     -2.2%
  Interest expense                       4,472        3,948     13.3%
  Net interest income                    4,943        5,679    -13.0%
  Loan loss provision                        0           60   -100.0%
  Non-interest income                      730          625     16.8%
  Non-interest expense                   4,268        4,301     -0.8%
  Income taxes                             368          551    -33.2%
  Net income                         $   1,037    $   1,392    -25.5%

 PER SHARE INFORMATION

  Earnings per share, basic          $    0.38    $    0.52    -26.9%
  Earnings per share, diluted        $    0.38    $    0.51    -25.5%

  Dividends paid                     $    0.20    $    0.19      5.3%

 FINANCIAL RATIOS

  Annualized return on average
   assets                                 0.63%        0.83%   -24.1%
  Annualized return on average
   equity                                 6.39%        8.95%   -28.6%
  Efficiency ratio                       75.23%       68.88%     9.2%

 AVERAGE BALANCES

  Loans                              $ 498,321    $ 512,542     -2.8%
  Mortgage-backed securities            86,619       82,311      5.2%
  Investment securities                 37,474       41,703    -10.1%
  Other interest-earning assets          1,194        1,375    -13.2%
  Total earning assets                 623,608      637,931     -2.2%
  Non-earning assets                    34,033       35,381     -3.8%
  Total assets                         657,641      673,312     -2.3%

  Deposits                             481,084      467,570      2.9%
  FHLB advances                        103,182      135,399    -23.8%
  Total interest bearing liabilities   584,266      602,969     -3.1%
  Non-interest bearing liabilities       8,260        7,963      3.7%
  Stockholders' equity                  65,115       62,380      4.4%
  Total liabilities & stockholders'
   equity                            $ 657,641    $ 673,312     -2.3%

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
  Loans                                   6.43%        6.39%
  Mortgage-backed securities              4.66%        4.66%
  Investment securities                   5.48%        5.61%
  Other interest-earning assets           6.38%        4.08%
 Average cost of:
  Deposits                                2.85%        2.20%
  FHLB advances                           4.10%        4.11%

 Interest rate spread                     3.06%        3.49%
 Net interest margin                      3.25%        3.63%

 NON-INTEREST INCOME DETAIL

  Service fees, charges and other    $     514    $     521     -1.3%
  Bank-owned life insurance          $     153    $     126     21.4%
  Gain on sale of loans              $      63    $      29    117.2%
  Gain (loss) on sales of securities $      --    $     (51)  -100.0%

 NON-INTEREST EXPENSE DETAIL

  Salaries and benefits                  2,680        2,683     -0.1%
  Occupancy                                712          694      2.6%
  Professional fees                        133          135     -1.5%
  Advertising                              163          175     -6.9%
  Other                                    580          614     -5.5%

                                            SIX MONTHS
                                            ----------            INC
                                     6/30/2007   6/30/2006       (DEC)
                                     ---------   ---------
 EARNINGS SUMMARY

  Interest income                    $  18,628    $  18,730      -0.5%
  Interest expense                       8,681        7,544      15.1%
  Net interest income                    9,947       11,186     -11.1%
  Loan loss provision                        0          150    -100.0%
  Non-interest income                    2,256        1,306      72.7%
  Non-interest expense                   8,858        8,671       2.2%
  Income taxes                             910        1,024     -11.1%
  Net income                         $   2,435    $   2,647      -8.0%

 PER SHARE INFORMATION

  Earnings per share, basic          $    0.89    $    0.98      -9.2%
  Earnings per share, diluted        $    0.89    $    0.98      -9.2%

  Dividends paid                     $    0.40    $    0.38       5.3%

 FINANCIAL RATIOS

  Annualized return on average assets     0.75%        0.80%     -6.3%
  Annualized return on average equity     7.48%        8.55%    -12.5%
  Efficiency ratio                       72.59%       70.26%      3.3%

 AVERAGE BALANCES

  Loans                              $ 493,038    $ 505,475      -2.5%
  Mortgage-backed securities            83,644       86,868      -3.7%
  Investment securities                 39,368       41,670      -5.5%
  Other interest-earning assets          3,571        1,017     251.1%
  Total earning assets                 619,621      635,030      -2.4%
  Non-earning assets                    34,091       34,470      -1.1%
  Total assets                         653,712      669,500      -2.4%

  Deposits                             478,742      464,156       3.1%
  FHLB advances                        101,237      135,656     -25.4%
  Total interest bearing liabilities   579,979      599,812      -3.3%
  Non-interest bearing liabilities       8,103        7,256      11.7%
  Stockholders' equity                  65,630       62,432       5.1%
  Total liabilities & stockholders'
   equity                            $ 653,712    $ 669,500      -2.4%

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
  Loans                                   6.47%        6.32%
  Mortgage-backed securities              4.69%        4.57%
  Investment securities                   5.42%        5.27%
  Other interest-earning assets           4.87%        4.36%
 Average cost of:
  Deposits                                2.81%        2.09%
  FHLB advances                           4.06%        4.07%

 Interest rate spread                     3.12%        3.47%
 Net interest margin                      3.32%        3.61%

 NON-INTEREST INCOME DETAIL

  Service fees, charges and other    $   1,838    $   1,071      71.6%
  Bank-owned life insurance          $     301    $     248      21.4%
  Gain on sale of loans              $     117    $      38     207.9%
  Gain (loss) on sales of securities $      --    $     (51)   -100.0%

 NON-INTEREST EXPENSE DETAIL

  Salaries and benefits                  5,348        5,322       0.5%
  Occupancy                              1,404        1,398       0.4%
  Professional fees                        357          347       2.9%
  Advertising                              326          352      -7.4%
  Other                                  1,423        1,252      13.7%

                                                AT               INC
                                                --               ----
                                     6/30/2007    12/31/2006    (DEC)
                                     ---------    ----------     ---
 DEPOSIT INFORMATION

  Non-interest checking              $  40,146    $  36,991      8.5%
  Interest checking                     49,277       51,272     -3.9%
  Money market                          70,942       62,914     12.8%
  Savings                              133,504      131,359      1.6%
  CD's,retail                          189,234      183,847      2.9%
  CD's,broker                            6,475       11,704    -44.7%

 OTHER INFORMATION

 Per Share
  Book value (a)                     $   24.35    $   24.28
  Tangible book value (a)            $   22.76    $   22.68
  Closing market price               $   30.25    $   31.00

 Balance sheet
  Loans, net                         $ 500,028    $ 484,539      3.2%
  Cash and cash equivalents              5,826       12,364    -52.9%
  Mortgage-backed securities            89,139       82,035      8.7%
  Investment securities                 35,849       42,371    -15.4%
  Total assets                         664,032      652,603      1.8%
  Total deposits                       489,578      478,087      2.4%
  FHLB advances and other              100,110      101,701     -1.6%
  Stockholders' equity                  66,199       65,639      0.9%

 Asset Quality
  Non-performing loans                   4,965        2,110    135.3%
  Loan loss reserves                     2,850        2,865     -0.5%
  Reserves to gross loans                 0.57%        0.59%    -3.4%
  Non-performing loans to gross loans     0.99%        0.43%   130.2%
  Non-performing loans to total assets    0.75%        0.32%   134.4%
  Foreclosed property                       --           --      0.0%
  Foreclosed property to total assets     0.00%        0.00%     0.0%
  Non-performing assets to total assets   0.75%        0.32%   134.4%

 Statistical
  Shares outstanding (000's) (a)         2,719        2,703
  Number of branch offices                  15           15
  Full time equivalent employees           196          189

  (a) Excludes 166,000 and 171,000 unallocated employee stock ownership plan shares at June 30, 2007 and December 31, 2006, respectively.

CONTACT:  TF Financial Corporation
          Dennis R. Stewart, EVP/CFO
          (215) 579-4000